Exhibit 5(e)(2)

April 18, 2024

Southwestern Public Service Company

790 South Buchanan Street

Amarillo, Texas 79101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Southwestern Public Service Company, a New Mexico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), together or separately and in one or more series (if applicable) of the Company’s:

(A)	secured unsubordinated debt securities in the form filed as Exhibit 4(e)(14) to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(B)	unsecured unsubordinated debt securities in the form filed as Exhibit 4(e)(19) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Mortgage Bonds and Senior Debt Securities are collectively referred to herein as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Mortgage Bonds are to be issued under the Indenture dated as of August 1, 2011, between the Company and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association (the “Mortgage Bond Trustee”), filed as Exhibit 4(e)(3) to the Registration Statement (the “Mortgage Bond Indenture”). The Senior Debt Securities are to be issued under the Indenture dated as of February 1, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Trustee” and together with the Mortgage Bond Trustee, the “Trustees” and each a “Trustee”), filed as Exhibit 4(e)(15) to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, the “Indentures” and each an “Indenture”). Each Indenture may be supplemented in connection with the issuance of each such series of the applicable Securities by a supplemental indenture or other appropriate action of the Company creating such series of Securities.

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board”), a committee thereof or certain officers of the Company to whom such authority has been properly delegated by the Board will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities

In rendering the opinions stated herein, we have examined and relied upon the following:

•	the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference, and the Prospectus;

•	copies of the governing charter document of the Company as amended to date;

•	copies certified by an officer of the Company of the bylaws of the Company as currently in effect;

•	the Indentures relating to the Securities governed thereby, in each case, as filed as an exhibit to the Registration Statement;

•	the form of the Mortgage Bonds and the Senior Debt Securities, in each case, as filed as an exhibit to the Registration Statement; and

•	copies of the resolutions of the Board relating to the registration of the Securities and related matters.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. The Company is validly existing and in good standing under the laws of the State of New Mexico.

2. The Company has the corporate power and authority to execute and deliver the Securities, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

3. The execution and delivery by the Company of the Indentures have been properly authorized by all necessary corporate action on the part of the Company, and the Indentures have been duly executed and delivered by the Company;

4. The execution and delivery by the Company of the Indentures and the Securities, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not violate the Company’s articles of incorporation or bylaws;

5. With respect to issuances of any Mortgage Bonds under the Registration Statement, provided the Mortgage Bond Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), solely to the extent New Mexico law is applicable to Mortgage Bond Indenture (without opining as to such applicability), the Mortgage Bond Indenture will be a valid and binding obligation of the Company under the laws of the State of New Mexico with respect to issuances of any such Mortgage Bonds; and

6. With respect to issuances of any Mortgage Bonds under the Registration Statement, provided that: (a) the Mortgage Bond Indenture has been duly qualified under the Trust Indenture Act; (b) the Board has taken all necessary action to approve the issuance and terms of the Mortgage Bonds and related matters, including the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds; and (c) the Mortgage Bonds have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Mortgage Bond Indenture and the applicable underwriting or similar agreement approved by the Board, solely to the extent New Mexico law is applicable thereto (and without opining as to such applicability), the Mortgage Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New Mexico, and entitled to the benefits of the Mortgage Bond Indenture.

Our opinion that any document is valid and binding is qualified as to:

(a)

limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and, in the case of the Mortgage Bonds, laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions;

(b)	rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

(c)

general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto will continue to be effective under the Securities Act, (b) a prospectus supplement and any other offering material describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Trustee under each Indenture shall have satisfied those legal requirements that are applicable to it to the extent necessary to make such Indenture enforceable against it, (d) the Trustee under each Indenture and the holders of the Securities issued under each Indenture shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce such Indenture and Securities against the Company, (e) the terms of the Securities will be established in conformity with the applicable Indenture and so as not to violate, or be invalid, void or voidable under, any applicable law (including without limitation as a matter of public policy), (f) in connection with each issuance of a series of Mortgage Bonds, the Mortgage Bond Trustee and the Company shall have entered into a supplemental indenture that states (i) the maximum principal amount of such series of Mortgage Bonds, and (ii) the aggregate principal amount of Securities Outstanding (as those terms are defined in the Mortgage Bond Indenture) under the Mortgage Bond Indenture, (g) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Indentures and the Securities, including without limitation an order of the New Mexico Public Regulatory Commission authorizing and approving the issuance and sale of the Securities, and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (g) the Securities will be issued upon receipt by the Company of the consideration therefor and otherwise in compliance with any limitations set forth in the applicable Corporate Proceedings, and such consideration shall be legally sufficient.

You have informed us that the Securities may be issued and/or sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to the issuance or sale of the Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Our opinions set forth herein are limited to the laws of the State of New Mexico of general application. We have assumed that the choice of law to govern the Indentures and the Securities will be upheld. The opinions herein expressed are limited to the specific issues addressed and to documents, laws and facts existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents, laws and facts or in the interpretation thereof which may occur after the date hereof.

This opinion may be relied upon by the firms of Graves, Dougherty, Hearon & Moody, P.C. and Faegre Drinker Biddle & Reath LLP for the purposes of rendering their opinions that are exhibits to the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.